Exhibit 10.45

PREMIER COMMERCIAL BANK

DIRECTOR STOCK OPTION PLAN

THIS IS THE DIRECTOR STOCK OPTION PLAN (“Plan”) of Premier Commercial Bank (the “Bank”), a North Carolina bank, with its principal office in Greensboro, Guilford County, North Carolina, adopted by the Board of Directors of the Bank (the “Board”), under which options may be granted from time to time to eligible directors of the Bank to purchase shares of common stock of the Bank (“Common Stock”), subject to the provisions set forth below:

1.           PURPOSE OF THE PLAN. The purpose of this Plan is to aid the Bank in attracting and retaining capable directors and to provide a long range incentive for directors to remain in the management of the Bank, to perform at increasing levels of effectiveness and to acquire a permanent stake in the Bank with the interest and outlook of an owner. These objectives will be promoted through the granting of options to acquire shares of Common Stock pursuant to the terms of this Plan.

2.           ADMINISTRATION. This Plan shall be administered by a committee (the “Committee”), which shall consist of not less than three members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3(b)(3) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, this Plan shall be administered by the Board in which case all references herein to the Committee shall be interpreted as references to the Board. The Committee may designate any officers or employees of the Bank to assist in the administration of this Plan and to execute documents on behalf of the Committee and perform such other ministerial duties as may be delegated to them by the Committee.

Subject to the provisions of this Plan, the determinations or the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret this Plan and all options granted hereunder and to determine the terms and provisions (and amendments thereof) of the options granted under this Plan (which need not be identical); (b) to define the terms used in this Plan and in the options granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to this Plan (provided, however, that no prescription, amendment or rescission will be effectuated unless it complies with Section 409A to the extent Section 409A applies to such matters); (d) to determine the individuals to whom and the time or times at which such options shall be granted, the number of shares to be subject to each option, the option price, and the determination of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of this Plan; and (e) to make all other determinations necessary or advisable for the administration of this Plan. For purposes of this Plan, Section 409A means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including regulations and guidance issued thereunder (“Section 409A”).

Options granted under this Plan (“Options”) are not granted for any reason connected with the grantees’ employment by the Bank. Accordingly, options granted under this Plan do not qualify as “incentive stock options,” as that term is defined in Section 422 of the Code (“Incentive Stock Options”). Such Options, which do not qualify as Incentive Stock Options, are referred to as “Nonqualified Stock Options.”

3.           STOCK AVAILABLE FOR OPTIONS. In the discretion of the Committee, the stock to be subject to Options under this Plan shall be authorized but unissued shares of Common Stock which are issued directly to optionees upon exercise of Options and/or shares of Common Stock which are acquired by this Plan or the Bank in the open market. The total number of shares of Common Stock for which Options may be granted under this Plan is 192,524 shares, which is ten percent of the total number of shares of Common Stock issued by the Bank in connection with its initial public offering. Such total number of shares is subject to any capital adjustments, as provided in Section 14. In the event that an Option granted under this Plan is forfeited, released, expires or is terminated unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of Options under this Plan; however, if the forfeiture, expiration, release or termination date of an Option is beyond the term of existence of this Plan as described in Section 19, then any shares covered by forfeited, unexercised, released or terminated Options shall not reactivate the existence of this Plan and therefore may not be available for additional grants under this Plan. The Bank, during the term of this Plan, will reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of this Plan. In the discretion of the Committee, the shares of Common Stock necessary to be delivered to satisfy exercised Options may be from authorized and unissued shares of Common Stock or may be purchased in the open market.

4.           ELIGIBILITY. Options shall be granted only to individuals who meet all of the following eligibility requirements:

(a)  Such individual must be a member of the Board, including directors who are also employees of the Bank. For this purpose, an individual shall be considered to be an “employee” only if there exists between the Bank and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

(b)  Such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the exercise of the Options.

(c)  Such individual, being otherwise eligible under this Section 4, shall have been selected by the Committee as a person to whom an Option shall be granted under this Plan.

In determining the directors to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by respective directors, their present and potential contributions to the success of the Bank and such other factors as the Committee shall deem relevant. A director who has been granted an Option under this Plan may be granted an additional Option or Options under this Plan if the Committee shall so determine.

If, pursuant to the terms of this Plan, it is necessary that the percentage of stock ownership of any individual be determined, stock ownership in the Bank or of a related corporation which is owned (directly or indirectly) by or for such individual’s brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary shall be considered as owned by such director.

5.           OPTION GRANTS. Subject to the provisions of this Plan, Options shall be awarded to the directors in such amounts as are determined by the Committee. The proper officers on behalf of the Bank and each Optionee shall execute a Stock Option Grant and Agreement (the “Option Agreement”) which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Nonqualified Stock Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his or her executed Option Agreement.

6.	OPTION PRICE.

(a)           The option price of each Option granted under this Plan shall be not less than 100% of the fair market value of the stock on the date of grant of the Option.

2

(b)           Considering that all options granted under this Plan are Nonqualified Stock Options, then “fair market value” means fair market value determined consistent with the requirements of Section 409A. At the time of the adoption of this Plan, Section 409A provides the following definitions, as applicable: (i) if, on the applicable date, the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Common Stock as reported by such market and consistently applied (so long as it is reasonable under Section 409A); (ii) if, on the applicable date, the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock means a value determined by the reasonable application of a reasonable valuation method, which method shall consider all available information material to the value of the Bank and considers the following factors, as applicable: (1) the value of tangible and intangible assets of the Bank, (2) the present value of future cash-flows of the Bank, (3) the market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Bank, the value of which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), (4) control premiums, (5) discounts for lack of marketability, and (6) whether the valuation method is used for other purposes that have a material economic effect on the Bank, its shareholders or its creditors.

(c)           The Committee shall maintain a written record of its method of determining fair market value of the Option at the time each Option is granted under this Plan.

(d)           The option price shall be payable to the Bank in cash or by check, bank draft or money order payable to the order of the Bank. No share shall be delivered until full payment has been made.

7.           EXPIRATION OF OPTIONS. The Committee shall determine the expiration date or dates of each Option, but such expiration date shall not be later than ten years after the date such Option is granted. The Committee, in its discretion, may extend the expiration date or dates of an Option after such date was originally set; however, such expiration date may not exceed the maximum expiration date described in this Section 7.

8.           TERMS AND CONDITIONS OF OPTIONS.

(a)           All Options must be granted within ten years of the effective date of this Plan as defined in Section 18.

(b)           The grant of Options shall be evidenced by a written instrument (an Option Agreement) containing terms and conditions established by the Committee consistent with the provisions of this Plan.

(c)           Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at that time purchasable under this Plan.

(d)           The recipient of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until payment in full by him or her for the shares being purchased. Except as provided in Section 14, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for.

(e)           No more than 40% of the shares which have been set aside for Options may be allocated to any one participant under this Plan.

(f)            All Options shall be issued at no less than 100% of fair market value as provided for in Section 6(a). The number of shares subject to each Option will be fixed in the applicable Option Agreement. When the Options are transferred or exercised, the transfer or exercise shall be subject to taxation under Code Section 83 and Treasury Regulation §1.83-7. No Option awarded hereunder shall contain any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Treasury Regulation §1.83-7 or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested as defined in Treasury Regulation §1.83-3(b). Further, each Option will comply with any other Section 409A requirement in order to maintain the status of the Option as exempt from the requirements of Section 409A.

3

9.           EXERCISE OF OPTIONS.

(a)           Options shall become vested and exercisable at the times, at the rate and subject to such limitations as may be set forth in the Option Agreement executed in connection therewith; provided, however, that all outstanding and nonforfeited Options shall be exercisable, if not sooner, on the day prior to the expiration date thereof.

(b)           Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted hereunder shall become vested and exercisable upon the optionee’s death or disability and in the event of a change of control as set forth in Section 12 of this Plan. For the purposes of this Plan, “disabled” and “disability” shall have the meanings ascribed such terms in Section 22(e)(3) of the Code.

(c)           The exercise of any Option must be evidenced by written notice to the Bank that the optionee elects to exercise his or her Option. In no event shall an Option be deemed granted by the Bank or exercisable by a recipient prior to the mutual execution by the Bank and the recipient of an Option Agreement which comports with the requirements of Section 5 and Section 8(b).

(d)           Any right to exercise Options in annual installments shall be cumulative and any vested installments may be exercised, in whole or in part, at the election of the optionee.

(e)           The inability of the Bank to obtain approval from any regulatory body or authority deemed by counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such shares. As a condition to the exercise of an Option, the Bank may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities laws.

(f)            The Committee shall have the discretionary authority to impose in the Option Agreements such restrictions on shares of Common Stock as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

(g)           Notwithstanding anything to the contrary herein, an optionee shall be required to exercise his or her Options within the periods set forth in Sections 10 and 11 below.

10.          TERMINATION, RETIREMENT, ETC. - EXCEPT BY DISABILITY OR DEATH. If any optionee ceases to be a director of the Bank for any reason other than death or disability, he or she may, at any time not later than the date of expiration of such Option, exercise the Option only to the extent it was vested and he or she was entitled to exercise the Option on the date of termination. Any Options or portions of Options of optionees terminated for any reason other than death or disability which are not exercised within the periods set forth above in this Section 10 shall terminate and be forfeited.

11.          TERMINATION, RETIREMENT, ETC. - DISABILITY OR DEATH. If any optionee dies while serving as a director or ceases to be a director of the Bank due to becoming disabled then all unvested and forfeitable Options of such optionee shall immediately become vested and nonforfeitable.

In the event an optionee dies while serving as a director or ceases to be a director of the Bank due to becoming disabled, then the optionee or the person to whom the Option is transferred by will or by the laws of descent and distribution may at any time not later than the date of expiration of the Option exercise any Option with respect to all shares subject thereto.

4

Any portion of Options of optionees who die or who are terminated because they become disabled which are not exercised within the periods set forth above in this Section 11 shall terminate and be forfeited.

12.          CHANGE OF CONTROL. In the event that a “change of control” occurs prior to the time that all Options granted to an optionee would be 100% vested, nonforfeitable and exercisable in accordance with Sections 9, 10, and 11 above, then, notwithstanding Sections 9, 10, and 11 above, all Options granted to such optionee shall immediately (or upon the third anniversary of the date of the Bank’s commencement of operations, whichever is the later) become fully vested and nonforfeitable. For purposes of this Plan, “change of control” shall have the meaning given the term “business combination” in the Bank’s Articles of Incorporation, as the same may be amended from time to time.

13.          RESTRICTIONS ON TRANSFER. An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom it was granted, may be exercised only by such optionee.

14.          CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK.

(a)           If the outstanding shares of Common Stock of the Bank are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Bank or another entity as a result of a recapitalization, reclassification, stock dividend, stock split, amendment to the Bank’s Articles of Incorporation, reverse stock split, or merger, an appropriate adjustment shall be made in the number and/or kind of securities allocated to the Options previously and subsequently granted under this Plan, without change of the aggregate purchase price applicable to the unexercised portion of the outstanding Options but with a corresponding adjustment in the option price for each share or other unit of any security covered by the Options.

(b)           In the event that the Bank shall declare and pay any dividend with respect to the Common Stock (other than a dividend payable in shares of the Bank’s Common Stock or a regular quarterly cash dividend), including a dividend which results in a nontaxable return of capital to the holders of shares of Common Stock for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its shares of Common Stock, the Committee, in its discretion applied uniformly to all outstanding Options, may adjust the option price per share of outstanding options in such a manner as the Committee may determine to be necessary to reflect the effect of the dividend or other distribution on the fair market value of a share of Common Stock. In adjusting the option price per share of outstanding Option, the Committee may, in its discretion, (i) require all holders of outstanding Options to return such Options and reissue new Options with a new option price or (ii) adjust the option price without any such return and reissuance. Provided, however, that any new option price must meet the requirements of Section 6 of this Plan.

(c)           To the extent that the foregoing adjustments described in Sections 14(a) and (b) above relate to particular Options or to particular stock or securities of the Bank subject to Option under this Plan, such adjustments shall be made by the Committee, whose determination in that respect shall be final and conclusive.

(d)           The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(e)           No fractional shares of stock shall be issued under this Plan for any such adjustment.

5

15.           INVESTMENT PURPOSE. At the discretion of the Committee, any Option Agreement may provide that the optionee shall, by accepting the Option, represent and agree, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence of such facts which is satisfactory to the Bank. Certificates for shares of stock acquired under this Plan may be issued bearing such restrictive legends as the Bank and its counsel may deem necessary to ensure that the optionee is not an “underwriter” as such term is defined in Section 2(ii) of the Securities Act of 1933, as amended, and Rules and Regulations promulgated thereunder.

16.           APPLICATION OF FUNDS. The proceeds received by the Bank from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

17.           NO OBLIGATION TO EXERCISE. The granting of an Option shall impose no obligation upon the optionee to exercise such Option.

18.           EFFECTIVE DATE OF PLAN. This Plan shall not be effective until (i) adopted by the Board; (ii) approved by the holders of at least two-thirds of the particular class or classes of stock entitled to vote on such proposal; and (iii) approval by the North Carolina Commissioner of Banks. The effective date of this Plan shall be as designated by the Board in accordance with applicable law.

19.           TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within ten years from the effective date of this Plan.

20.           TIME OF GRANTING OF OPTIONS. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Committee or the shareholders of the Bank and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to this Plan shall take place only when an Option Agreement shall have been duly executed and delivered by and on behalf of the Bank at the direction of the Committee.

21.           TERMINATION AND AMENDMENT. The Board may at any time amend, modify, suspend, terminate or discontinue this Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason. The Board may not, without the consent of an existing optionee, make any alteration which would deprive such existing optionee of his or her rights with respect thereto. Provided, however, that, to the extent Section 409A applies to this Plan, any suspension, termination or discontinuance of this Plan shall not be effective unless it complies with Section 409A.

22.           CAPTIONS AND HEADINGS; GENDER AND NUMBER. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction of, this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

23.           COST OF PLAN; EXCULPATION AND INDEMNIFICATION. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Bank. In connection with this Plan, no member of the Board and no member of the Committee shall be personally liable for any act or omission to act, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, willful misconduct or criminal acts. To the extent permitted by applicable law and regulation, the Bank shall indemnify, defend and hold harmless the members of the Board and members of the Committee, and each other officer or employee of the Bank to whom any power or duty relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board), and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act, in connection with the performance of such person’s duties, responsibilities and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from the bad faith, willful misconduct or criminal acts of such persons.

6

24.           GOVERNING LAW. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

25.           INSPECTION OF PLAN. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Bank and shall be shown to any proper person making inquiry about it.

26.           OTHER PROVISIONS. The Option Agreements authorized under this Plan shall contain such other provisions not inconsistent with the foregoing, including, without limitation, increased restrictions upon the exercise of options, as the Committee may deem advisable.

27.           REGULATORY REQUIREMENT OF EXERCISE OR FORFEITURE. Notwithstanding any provision to the contrary in this Plan, the Bank's primary federal regulator can direct the Bank to require Plan participants to exercise or forfeit their options if the Bank's capital falls below the minimum regulatory requirements as determined by the Bank’s primary federal or state regulator. In such event, any options not so exercised shall terminate and be forfeited.

28.           COMPLIANCE WITH SECTION 409A. It is intended that this Plan meet the requirements of the Section 409A exemption for option plans such that Section 409A does not apply to the Options issued under this Plan. However, to the extent that the Board determines that any Option granted under this Plan is subject to Section 409A, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A. To the extent applicable, this Plan and Option Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Plan to the contrary, in the event that, following the effective date, the Board determines that any Option may be subject to Section 409A, the Board may adopt such amendments to this Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (2) comply with the requirements of Section 409A.

7

PREMIER COMMERCIAL BANK

DIRECTOR STOCK OPTION GRANT AND AGREEMENT

THIS STOCK OPTION GRANT AND AGREEMENT (“Agreement”), being made according to and subject to the terms and conditions of the Director Stock Option Plan of Premier Commercial Bank (referred to hereafter as the “Plan”), a copy of which is attached hereto as Annex A and is hereby incorporated by reference and made a part of this Agreement, is herein executed and effective the ____ day of _______________, _____, between Premier Commercial Bank (the “Bank”) and ____________________ (“Optionee”):

1.	Grant. As of the above date, the Bank hereby grants to the Optionee (applicable provisions are marked):

A Nonqualified Stock Option to purchase _______________ shares of Common Stock of the Bank at the price stated in this Agreement.

The Option(s) granted under this section and as described in this Agreement is (are) in all respects subject to and conditioned by the terms, definitions, and provisions of this Agreement and of the Plan. Capitalized terms in this Agreement which are not otherwise defined but which are defined in the Plan shall have the same meaning given to those terms in the Plan.

The Optionee has been granted Options under the Plan as a result of the Optionee’s position as a director of the Bank.

2.	Price. The Option price is $ for each share of Common Stock.

3.	Exercise of Option. The Option(s) granted under this Agreement shall be exercisable pursuant to the terms and conditions of the Plan and as set forth below:

(a)            Right to Exercise: In addition to the terms and conditions imposed by the Plan on the Optionee’s right to exercise his or her Option(s), the following terms and conditions are applicable:

Subject to the terms and conditions of the Plan, the Nonqualified Stock Options can be exercised in annual installments as follows:

________ shares beginning on ______________, 20__

________ shares beginning on ______________, 20__

________ shares beginning on ______________, 20__

________ shares beginning on ______________, 20__

________ shares beginning on ______________, 20__

The right to exercise the Option(s) in annual installments shall be cumulative. In addition, the Option(s) shall be exercisable upon disability, death, termination, retirement and a change of control as set forth in the Plan.

(b)           ☐ (Marked if applicable) Immediate Vesting: Immediate vesting is only available for options granted after the initial three years of operation of the Bank. Subject to the terms and conditions of the Plan, all of the Options are vested, nonforfeitable and exercisable.

(c)           Method of Exercise: The Options granted under this Agreement shall be exercisable by a written notice to the Secretary of the Bank which shall:

(1)           State the election to exercise the Option, the number of shares in respect of which the Option is being exercised, the person in whose name any stock certificate or certificates for such shares of Common Stock is to be registered or to whom any cash is to be paid, his or her address, and social security number;

(2)           Contain any such representation and agreements as to Optionee’s investment intent with respect to shares of Common Stock as may be required by the Committee;

(3)           Be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Bank, of the right of such person or persons to exercise the Option in accordance with the Plan; and

(4)           Be accompanied by payment of the purchase price of any shares with respect to which the Option is being exercised which payment shall be in form acceptable to the Committee pursuant to Section 6(d) of the Plan.

(d)         Representations and Warranties: In order to exercise an Option, the person exercising the Option must make the representations and warranties to the Bank as may be required by any applicable law or regulation, or as may otherwise be required pursuant to the Plan.

(e)         Approvals. In order for an Option to be exercised, all filings and approvals required by applicable law and regulations or pursuant to the Plan must have been made and obtained.

4.	Non-transferability. The Options granted under this Agreement may not be transferred in any manner otherwise than by will or the laws of descent and distribution and during the life of the Optionee such Options may only be exercised by the Optionee.

5.	Investment Purpose. The Options granted under this Agreement may not be exercised if the issuance of shares or payment of cash upon such exercise would constitute a violation of any applicable federal or state securities law or other law or valid regulation.

6.	Expiration. Subject to any earlier expiration pursuant to the Plan, the Options granted under this Agreement shall expire on _____________, 20___.

7.	Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement or the Plan will be determined by the Committee. Any determination made by such Committee shall be final, binding, and conclusive for all purposes.

8.	Construction Controlled by Plan. The Options evidenced hereby shall be subject to all of the requirements, conditions and provisions of the Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision should appear to be inconsistent therewith.

2

9.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein, unless to do so would defeat an essential purpose of this Agreement.

10.	Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto and only subject to the limitations set forth in the Plan. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision.

11.	Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction, of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

12.	Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

13.	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Bank, and its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, and his or her heirs, legatees, personal representative, executor, administrator and permitted assigns.

14.	Entire Agreement. This Agreement and the Plan constitute and embody the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

15.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

3

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

Premier Commercial Bank

By:
______________ President

OPTIONEE:

4